UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 20, 2015

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 EAST EVELYN AVENUE

MOUNTAIN VIEW, CA 94041

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 20, 2015, VIVUS, Inc., or the Company, entered into Second Amended and Restated Change of Control and Severance Agreements, or the Amended Agreements, with the following named executive officers of the Company:

Name	Title
John L. Slebir	Senior Vice President, Business Development and General Counsel and Secretary
Santosh T. Varghese, M.D.	Vice President, Medical & Regulatory Affairs, Pharmacovigilance, and QA

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission, or SEC, on June 24, 2015, or the June 2015 Current Report, the Amended Agreements made various changes to the Amended and Restated Change of Control and Severance Agreements previously entered into with the above named executive officers.  The description of the material terms of the Amended Agreements is set forth in the Company’s June 2015 Current Report. The description of the material terms of the Amended Agreements contained in the June 2015 Current Report does not purport to be complete and is qualified in its entirety by reference to the form of Amended Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

On July 20, 2015, the Company also entered into a letter agreement regarding retention benefits, or the Letter Agreement, with Wesley W. Day, Ph.D. Under the Letter Agreement and subject to certain conditions, including the execution of a separation and release of claims agreement, if Dr. Day (i) remains an employee of the Company from the date of the Letter Agreement through December 31, 2015 or (ii) prior to December 31, 2015, Dr. Day’s employment with the Company is terminated for any reason other than due to Cause (as defined below) and such termination is not as a result of his death or disability, then Dr. Day will receive the following:  (i) a lump sum cash payment in an amount equal to $616,000 (which is equal to one year of his base salary and one year of his target bonus); (ii) a lump sum cash bonus for calendar year 2015 that will be a minimum of $119,150 and a maximum of $149,600 based upon the achievement of certain milestones; and (iii) up to 12 months of reimbursement for premiums paid for COBRA coverage (or a taxable lump sum payment in an amount equal to the monthly premiums paid for COBRA in the event the Company cannot provide reimbursement benefits without potentially violating applicable laws). In addition, under the Letter Agreement, the Company and Dr. Day agreed that his employment will terminate on December 31, 2015. The Letter Agreement superseded any agreement concerning similar subject matter dated prior to the date of the Letter Agreement, including but not limited to the Amended and Restated Change of Control and Severance Agreement dated July 1, 2013 between the Company and Dr. Day, or the Severance Agreement, and by execution of the Letter Agreement the Company and Dr. Day agreed that the Severance Agreement will be deemed null and void. For purposes of the Letter Agreement, Cause means (i) gross negligence or willful misconduct in the performance of his duties to the Company where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or its subsidiaries, (ii) repeated unexcused absences from the Company, (iii) commission of any act of fraud with respect to the Company, or (iv) conviction of a felony or a crime involving moral turpitude and causing material harm to the standing and reputation of the Company, in each case as determined by the Company’s Board of Directors.

The description of the Letter Agreement contained herein is a summary of its material terms, does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
10.1*

Form of Second Amended and Restated Change of Control and Severance Agreement (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 24, 2015, and incorporated herein by reference).

*                      Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

By:	/s/ John L. Slebir
John L. Slebir
Senior Vice President, Business Development and General Counsel

Date:  July 21, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1*

Form of Second Amended and Restated Change of Control and Severance Agreement (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 24, 2015, and incorporated herein by reference).

*                      Indicates management contract or compensatory plan or arrangement.